                                                                    Exhibit 10.6

                           SOFTWARE LICENSE AGREEMENT


                This SOFTWARE LICENSE AGREEMENT (this "Agreement") effective as of the 31st day of March, 1999, by and between PREVENT SYSTEMS, INC., an Alabama corporation ("Licensor"), and Yesmail.com, a Delaware corporation ("Customer").

        1.  LIMITED LICENSE

            1.1 GRANT. Licensor grants to Customer a personal, non-transferable, non-exclusive, unlimited-scope site license to use, in accordance with and for the duration of this Agreement, Licensor's proprietary applications Software identified on Schedule A to this Agreement ("Software") and the related documentation listed on Schedule A ("Documentation"), as the Software and Documentation may be modified, revised and updated in accordance with this Agreement.

            1.2 DESIGNATED COMPUTER(S) AND LOCATION(S). The Software may be
                installed and used only at the Customer location(s) listed on Schedule B to this Agreement ("Designated Location(s)") and on any computer(s) operated by Customer at the listed locations, except that:

                (a) Customer may change a Designated Location to another Customer location by giving prompt written notice to Licensor (in accordance with Section 9.1) stating the address of the new location and certifying that there are no copies of the software in operation at the replaced location.

                (b) If Customer transfers a Designated Location or control over the operation thereof, then Customer shall change the Designated Location in accordance with Section 1.2(a).

                (c) Customer may use the Software for disaster recovery testing or production purposes provided that Customer requires its disaster recovery vendor to comply with the provisions of Section 7. Customer shall be fully liable for any breach of this Agreement by its disaster recovery vendor.

            1.3 SCOPE. Customer may use the Software and Documentation only in the ordinary course of its business operations and for its own business purposes. Customer shall use the Software only in accordance with the Documentation.

            1.4 COPIES. Customer may use only the copies of the Software and
                Documentation that are provided by Licensor, except that Customer may copy the Software and Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes.

2.          INSTALLATION, ACCEPTANCE AND TRAINING

            2.1 INITIAL INSTALLATION. Subject to Customer's performance of its obligations in Section 4, Licensor shall provide and Customer shall accept the Minimum Installation Support described on Schedule C. This shall include delivery to Customer of the Initial Copy of the

                Software and Documentation (as defined in Schedule A), installation of the Software on or before the Installation Date (as defined in Schedule A) at the Initial Installation Site(s) (defined on Schedule B), and assistance with any other implementation or related activities described on Schedule C. Subject to the availability of Licensor's personnel and at Licensor's then standard rates, Licensor shall provide to Customer additional installation support services reasonably requested by Customer. After delivery, Customer shall bear all risk of loss or damage to all copies of the Software and Documentation reasonably requested by Customer.

            2.2 ACCEPTANCE. Licensor shall given written notice to Customer (in accordance with Section 9.1) certifying that installation of the Software at the Installation Site(s) is completed. Customer shall be deemed to have accepted the Software thirty (30) days after receiving Licensor's notice, unless both, during that period, the Software fails to perform in accordance with the Documentation in some material respect that precludes acceptance of the Software by Customer, and, by the end of that 30-day period, Customer gives written notice of nonacceptance to Licensor (in accordance with Section 9.1) describing the material failure in reasonable detail and explaining why the failure precludes acceptance of the Software by Customer. If Customer gives a proper notice of nonacceptance to Licensor, then:

                (a) Licensor shall investigate the reported failure. Customer shall provide to Licensor reasonably detailed documentation and explanation, together with underlying data, to substantiate the failure and to assist Licensor in its efforts to diagnose and correct the failure.

                (b) If Licensor determines, reasonably and in good faith, that there was no material failure to perform or that the failure to perform was not attributable to a defect in the Software or an act or omission of Licensor, then Licensor shall given written notice to Customer (in accordance with Section 9.1) explaining that determination in reasonable detail, and Customer shall be deemed to have accepted the Software as of the date of Licensor's notice.

                (c) If Licensor determines that there was a material failure to perform that was attributable to a defect in the Software or an act or omission of Licensor, and if Licensor cannot, correct the failure within thirty (30) days (or such longer period as may be reasonable under the circumstances) after receipt of Customer's notice of nonacceptance, then Customer shall promptly return to Licensor all copies of the Software and Documentation and any other items delivered to Customer by Licensor, and Licensor shall then refund to Customer the unused pro-rata portion of the Annual License Fee paid by Customer in accordance with Section 5.1. If, within such period, Licensor does correct the failure, then Licensor shall give written notice to Customer (in accordance with Section 9.1) certifying that the failure has been corrected, and another thirty (30) day acceptance period shall begin in accordance with this Section 2.2.

            2.3 TRAINING. Licensor shall provide and Customer shall accept the
                Minimum Training described on Schedule C. This shall include basic training in the use of the Software for the number of Customer's employees set forth on Schedule C. Subject to the availability of

          Licensor's personnel, Licensor shall provide to Customer additional training services reasonably requested by Customer at Licensor's then current rates.

3.   LICENSOR'S OTHER OBLIGATIONS

     3.1 ONGOING SUPPORT SERVICES. Customer shall pay Licensor an annual software maintenance fee of $75,000.00 (the "Annual Maintenance Fee"). Licensor shall provide to Customer all updates, upgrades, refinements, fixes, improvements, enhancements, and new versions to the Software that Licensor incorporates generally into the Software without additional charge.

     3.2 CONSULTING AND CUSTOM DEVELOPMENT. At Customer's option, Licensor will preform custom development work in accordance with mutually agreed upon terms and conditions to be set forth in a separate contract. If Customer elects to contract with Licensor to perform custom development work, Customer will pay Licensor at fair market rates for each incident of custom work required. Fair market rates for custom development work will typically be $1,500.00 per man-day, for normally scheduled work; however, this figure is an estimate only and will be mutually agreed upon in the separate contract. "Rush" projects will be bid at a higher rate, depending on programmer availability at the time of Customer's request. Upon receipt of Customer's requirements, Licensor will provide a good faith estimate of the work to be performed and the estimated total cost to perform the custom development work Payment for any custom development work shall be paid 50% upon commencement of the work and 50% upon Customer's acceptance (to be more specifically detailed by separate contract). Licensor will retain ownership of the Software, as customized, and will continue to maintain the software, for the duration of the agreement, at no additional cost to Customer.

     3.3 INITIAL DEVELOPMENT WORK. Licensor shall perform an initial modification (the "Initial Modification") to the Software for the sum of $35,000.00 (the "Initial Modification Fee").

4.   CUSTOMER'S OTHER OBLIGATIONS

     4.1 PROCUREMENT OF HARDWARE. Customer shall be responsible, at its expense, for procuring and maintaining the computer hardware, systems software and other items which comprise the Specified Configuration (defined in Schedule A), and for updating the Specified Configuration in accordance with Licensor's published updates to Schedule A. If not yet completed, Customer shall complete its procurement and installation of the Specified Configuration(s) for the Initial Installation Site(s) at least fifteen (15) days before the Installation Date.

     4.2 ACCESS TO FACILITIES AND EMPLOYEES. Customer shall provide to Licensor access to the Designated Location(s) and Customer's equipment and employees, and shall otherwise cooperate with Licensor, as reasonably necessary for Licensor to perform its installation, training, and other obligations under this Agreement. Customer shall devote all equipment, facilities, personnel and other resources reasonably necessary to install the Software and begin using the Software in production or in the ordinary course of its business on a timely basis as contemplated by this Agreement.

     4.3 CERTAIN LEGAL REQUIREMENTS. Customer shall be responsible, at its expense, for complying with all applicable laws and regulations of each jurisdiction where there is a Designated Location of the Software, including without limitation laws and regulations pertaining to (a) exports or imports of software and related property, (b) use or remote use of software and related property, or
          (c) registration of this Agreement. Customer shall indemnify, save and hold harmless Licensor (and its affiliates, and the respective directors, officers, employees and agents of Licensor and its affiliates) from and against all actions, claims, damages or liabilities (including reasonable attorneys' fees), at law or in equity, arising out of any violation by Customer of any such laws or regulations.

     4.4 MANAGEMENT, CONTROL AND IMPLEMENTATION. Customer is responsible for the adequacy of the Customer's intended application and use. Licensor will provide assistance to Customer for implementation and installation in accordance with the terms of this Agreement; however, Customer shall be responsible for the management, internal control, and implementation of the Software, including acquiring adequate computer hardware, insuring proper machine configuration and program installation. Licensor recommends as part of the implementation of the Software that Customer operate the Software in parallel with the Customer's existing methods and systems until Customer has completed the implementation.

5.   PAYMENTS

     5.1 ANNUAL LICENSE FEE. Customer shall pay to Licensor an annual fee (the "Annual License Fee") in the amount stated on Schedule C, in accordance with the payment terms stated on Schedule C.

     5.2 SERVICE FEES. Customer shall pay to Licensor the service fees stated on Schedule C for Annual Maintenance and Initial Modification. In each case where service fees are not specified on Schedule C, then the fees for such services shall be based upon Licensor's then standard professional fee rates. Licensor's standard professional fee rates in effect on the date of this Agreement are stated on Schedule C and are subject to increase in the ordinary course of business.

     5.3 EXPENSE REIMBURSEMENTS. Whenever any services are provided by Licensor at a Customer location or any other location requested by Customer other than one of Licensor's locations, Customer shall reimburse Licensor for its reasonable travel, lodging, meal and related expenses incurred by Licensor's personnel in providing such services.

     5.4 OTHER FEES. If Customer requires replacement or additional copies of the Software or Documentation, or if Customer assigns or otherwise transfers this Agreement with Licensor's consent (in accordance with Section 9.3), then Customer shall pay to Licensor the corresponding fees stated on Schedule C.

     5.5 TAXES. The fees and other amounts payable by Customer to Licensor under this Agreement do not include any taxes of any jurisdiction that may be assessed or imposed upon the copies of the Software and Documentation delivered to Customer, the license granted under this Agreement or the services provided under this Agreement, or otherwise assessed or imposed in connection with the transactions contemplated by this Agreement, including sales, use, excise, value added, personal property, export, import and withholding taxes, excluding only taxes based upon Licensor's net income. Customer shall directly pay any such taxes assessed against it or the transactions contemplated herein, and Customer shall promptly reimburse Licensor for any such taxes payable or collectable by Licensor.

     5.6 PAYMENT TERMS. Monthly license fees shall be invoiced by Licensor monthly in advance as per Schedule C. All other fees and all expense reimbursements shall be invoiced by Licensor as and when incurred. All invoices shall be sent to Customer's address for invoices stated on schedule B. Customer's payments shall be due within thirty (30) days after receipt of invoice. Interest at the rate of eighteen percent (18%) per annum (or, if lower, the maximum rate permitted by applicable law) shall accrue on any amount not paid by Customer to Licensor when due under this Agreement, and shall be payable by Customer to Licensor on demand. Except as provided in Section 2.2(c) and 6.2(c), all fees and other amounts paid by Customer under this Agreement are non-refundable.

     5.7 CERTAIN REMEDIES FOR NONPAYMENT. If Customer fails to pay to Licensor, within ten (10) days after Licensor makes written demand thereof, any past-due amount payable under this Agreement (including interest thereon) that is not the subject of a good faith dispute as to which Customer has given written notice to Licensor (in accordance with Section 9.1) explaining its position in reasonable detail, then, in addition to all other rights and remedies which Licensor may have at law or in equity, Licensor may, in its sole discretion and without further notice to Customer, suspend performance of any or all of its obligations under this Agreement (including its ongoing support services under Section 3.1), and/or activate internal controls in the Software that are designed to disable the normal operation of the Software, until all past due amounts are paid in full.

     5.8 LIMITED AVAILABILITY. For 180 days from the effective date of this Agreement (the "Limited Availability Period"), Licensor shall not sell the Software to the following direct competitors (the "Direct Competitors") of Customer: (a) NetCreations, Inc. (PostMaster Direct);
          (b) American List Council; (c) Excite (Matchlogic, DeliverE, Website Postoffice); (d) Sift; (e) Email Channel; (F) Digital Impact; (G) Topica; (h) Popular Demand; (i) Edirect; (j) World Data; and (k) EKG (John Funk). After the Limited Availability Period expires, Licensor shall be free to sell the Software to a Direct Competitor but Licensor shall notify Customer in writing (in accordance with Section 9.1) if Licensor is seriously considering a sale to a Director Competitor.

6.   WARRANTIES AND LIMITATIONS

     6.1 PERFORMANCE. Licensor warrants to Customer that the Software, in the form delivered to Customer by Licensor and when properly used for the purpose and in the manner specifically authorized by this Agreement, will perform as described in the Documentation in all material respects. Licensor's only obligation under this warranty is to comply with the provisions of Section 2.2 with respect to any material failure to perform described in a notice of nonacceptance given by Customer to Licensor in accordance with Section 2.2.

     6.2 RIGHT TO LICENSE; NO INFRINGEMENT. Licensor warrants to Customer that to the best of its knowledge, except for any third-party products for which Licensor acts as licensing agent, it has the full legal right to grant to Customer the license granted under this Agreement, and that the Software and Documentation, in the form delivered to Customer by Licensor and when properly used for the purpose and in the manner specifically authorized by this Agreement, do not infringe in any material respect upon any United State patent or copyright or any trade secret or other proprietary right of any person. Licensor shall have no liability under this Section 6.2 unless Customer gives written notice to Licensor (in accordance with Section 9.1) within ten (10) days after any applicable infringement claim is initiated against Customer and allows Licensor to have sole control of the defense or settlement of the claim. If any applicable infringement claim is initiated, or in Licensor's sole opinion is likely to be initiated, then Customer's sole and exclusive remedy for a breach or alleged breach of Licensor's warranty in this Section 6.2 shall be that Licensor shall, at its sole option and expense, either:

          (a) modify or replace all or the infringing part of the Software or Documentation so that it is no longer infringing, provided that the Software functionality does not change in any material adverse respect; or

          (b) procure for Customer the right to continue using the infringing part of the Software or Documentation; or

          (c) remove all or the infringing part of the Software or Documentation, and refund to Customer the pro-rata unused portion of the Annual License Fee paid by Customer to Licensor under
               Section 5.1, in which case this Agreement shall terminate with respect to the Software or part thereof removed.

     6.3 EXCLUSION FOR UNAUTHORIZED ACTIONS. Licensor shall have no liability under any provision of this Agreement with respect to any performance problem, claim of infringement or other matter to the extent attributable to any unauthorized or improper use or modification of the Software, any combination of the Software with other software, any use of any version of the Software other than the latest release of the Software that is then generally available to Licensor's customer base, or any breach of this Agreement by Customer.

     6.4 FORCE MAJEURE. Licensor shall not be liable for, nor shall Licensor be considered in breach of this Agreement due to, any failure to perform its obligations under this Agreement as a result of a cause beyond its control, including any act of God or a public enemy, act of any military, civil or regulatory authority, change in any law or regulation, fire, flood, earthquake, storm or other like event, disruption or outage of communications, power or other utility, labor problem, unavailability of supplies, or any other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented by Licensor with reasonable care.

     6.5 DISCLAIMER AND EXCLUSION. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SOFTWARE OR ANY OTHER MATTER PERTAINING TO THIS AGREEMENT. LICENSOR'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL UNDER NO CIRCUMSTANCES EXCEED THE INITIAL LICENSE FEE ACTUALLY PAID BY CUSTOMER TO LICENSOR

          UNDER THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR LOST REVENUES, SPECIAL DAMAGES, EXEMPLARY DAMAGES, OR CONSEQUENTIAL DAMAGES OF ANY NATURE, WHETHER OR NOT FORESEEABLE.

     6.6 OTHER LIMITATIONS. The warranties made by Licensor in this Agreement, and the obligations of Licensor under this Agreement, run only to Customer and not to its affiliates, as customers or any other persons. Under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Customer shall have no rights or remedies against Licensor except as specifically provided in this Agreement. No action or claim of any type relating to this Agreement may be brought or made by Customer more than one (1) year after Customer first has knowledge of the basis for the action or claim.

     6.7 SIZING. Sizing is the process of estimating the amount of computer equipment and types of hardware and software features needed to execute the Software on the designated Computer under particular circumstances and to achieve certain performance goals. Customer acknowledges that Licensor will perform a sizing only upon Customer's request and using the Customer's own data and estimates. Customer acknowledges that Customer has all, and that Licensor in no way has any responsibility for the choice of the Designated Computer, its features, and the use of the Software to achieve any performance goals. EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, LICENSOR MAKES NO WARRANTY AS TO THE ADEQUACY OR CAPACITY OF THE DESIGNATED COMPUTER OR THE PERFORMANCE OF THE SOFTWARE ON THE DESIGNATED COMPUTER.

7.   CONFIDENTIALITY, OWNERSHIP AND RESTRICTIVE COVENANTS

     7.1 CONFIDENTIAL INFORMATION. All business information disclosed by one party to the other in connection with this Agreement shall be treated as confidential information (the "Confidential Information") unless it is or later becomes publicly available through no fault of the other party or it was or later is rightfully developed or obtained by the other party from independent sources free from any duty of confidentiality. Each party's confidential information shall be held in strict confidence by the other party, using, at a minimum, the same standard of care as it uses to protect its own confidential information, and shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement, or except as required by law provided that the other party is given a reasonable opportunity to obtain a protective order. Without limiting the generality of the foregoing, such confidential information shall include Customer's data and details of Customer's computer operations and the terms and pricing of this Agreement.

     7.2 LICENSOR'S PROPRIETARY ITEMS. Customer acknowledges that the Software and Documentation, the object code and the source code for the Software, the visual expressions, data formats, screen formats, report formats and other design features of the Software, all ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated into the Software and Documentation, all future modifications, revisions, updates, releases, refinements, improvements and enhancements of the Software or Documentation, all derivative works based upon any of the foregoing, and all copies of the foregoing (referred to, collectively, as "Proprietary Items") are trade secrets and proprietary property solely of

          Licensor, having great commercial value to Licensor. Customer acknowledges that the restrictions in this Agreements are reasonable and necessary to protect Licensor's legitimate business interests. If Licensor declares bankruptcy or otherwise ceases to do business, Customer shall have the right to gain access to the latest version of the Software's source code, including modifications made for customer and related documentation, for the sole purpose of fulfilling its rights under this Agreement; however, the title to the Software's source code shall neither transfer nor pass to Customer under this or any other circumstance.

     7.3 OWNERSHIP RIGHTS. All Proprietary Items provided to Customer under this Agreement are being provided on a strictly confidential and limited use basis. Title to all Proprietary Items and all related patent, copyright, trademark, trade secret, intellectual property and other ownership rights shall remain exclusively with Licensor, even with respect to such items that were created by Licensor specifically for or on behalf of Customer. This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Customer by virtue of this Agreement. All copies of Proprietary Items in Customer's possession shall remain the exclusive property of Licensor and shall be deemed to be on loan to Customer during the term of this Agreement.

     7.4 DISCLOSURE RESTRICTIONS. All Confidential Information and Proprietary Items in Customer's possession, whether or not authorized, shall be held in strict confidence by Customer, and Customer shall take all steps reasonably necessary to preserve the confidentiality thereof throughout the term of this Agreement and for five (5) years following the expiration or termination of this Agreement. Customer shall not, directly or indirectly, communicate, publish, display, loan, give or otherwise disclose any Proprietary Item to any person, or permit any person to have access to Proprietary Items other than those of its employees whose responsibilities require such use or access. Customer shall advise all such employees, before they receive access to or possession of any Proprietary Items, of the confidential nature of the Proprietary Items and require them to sign a nondisclosure agreement containing the terms of this Section 7. Customer shall be liable for any breach of this Agreement by any of its employees and any other person who obtains access to or possession of any Proprietary Item from or through Customer.

     7.5 USE RESTRICTIONS. Customer shall not do, nor shall it permit any other person to do, any of the following:

          (a) use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

          (b) make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement; or

          (c) create or recreate the source code for the Software, or re-engineer, reverse engineer, decompile or disassemble the Software; or

          (d) modify, adapt, translate or create derivative works based upon the Software or Documentation, or combine or merge any part of the Software or Documentation with or into any other software or documentation, except as mutually agreed upon and as contemplated in this Agreement; or

          (e) refer to or otherwise use any Proprietary Item as part of any effort to develop a program having any functional attributes, visual expressions or other features similar to those of the Software or to compete with Licensor; or

          (f) remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Customer; or

          (g) sell, market, license, sublicense, distribute or otherwise grant to any persons, including any outsourcer, vendor, consultant or partner, any right to use any Proprietary Item, whether on Customer's behalf or otherwise; or

          (h) aside from Customer's authorized employees at the Designated Location, use the Software to conduct any type of service bureau or time-sharing operation or to provide remote processing, network processing, network telecommunications or similar services to any person, whether on a fee basis or otherwise; or

          (i)  attempt to do any of the foregoing.

     7.6 NOTICE AND REMEDY OF BREACHES. Customer shall promptly give written notice to Licensor (in accordance with Section 9.1) of any actual or suspected breach by Customer of any of the provisions of this Section 7, whether or not intentional, and Customer shall, at its expense, take all steps reasonably requested by Licensor to prevent or remedy the breach.

     7.7 AUDIT. Licensor may, at its expense and by giving reasonably advance written notice to Customer (in accordance with Section 9.1), enter Customer locations during normal business hours and audit the Customer's compliance with the provisions of this Section 7. If Licensor discovers Customer is not in compliance with the provisions of this Section 7 in any material respect, then Customer shall reimburse Licensor for the expenses incurred by Licensor in conducting the audit.

     7.8 ENFORCEMENT. Customer acknowledges that any breach of any of the provisions of this Section 7 shall result in irreparable injury to Licensor for which money damages could not adequately compensate. If there is a breach, then Licensor shall be entitled, in addition to all other rights and remedies which Licensor may have at law or in equity, to have a decree of specific performance or an injunction issued by an competent court, requiring the breach to be cured or enjoining all person involved from continuing the breach. The existence of any claim or cause of action which Customer or any other person may have against Licensor shall not constitute a defense or bar to the enforcement of any of the provisions of this Section 7.

8.   TERMINATION

     8.1 TERMINATION. The initial term of this Agreement shall be two (2) years beginning on the effective date of this Agreement. This Agreement shall automatically, and without further action by the parties, renew for subsequent and additional one (1) year terms (the "Renewal Terms"). Either Customer or Licensor may terminate this Agreement by notifying the other party in writing (in accordance with Section 9.1) at least sixty (60) days before any Renewal Term.

     8.2 TERMINATION BY CUSTOMER. Licensor will provide written notice (in accordance with Section 9.1) if it decides to license the Software to a Direct Competitor of Customer as listed in Section 5.8. After the first ten (10) months of this Agreement, upon receipt of Licensor's notice, Customer will have the option to terminate this Agreement by providing written notice (in accordance with Section 9.1) to Licensor. Upon Customer's termination in accordance with this Section 8.2, Customer shall pay Licensor a termination penalty equal to two
          (2) months of the prorated Annual License Fee.

     8.3 TERMINATION BY LICENSOR. Licensor may immediately terminate this Agreement, by giving written notice of termination to Customer (in accordance with Section 9.1), upon the occurrence of any of the following events:

          (a) Customer fails to pay to Licensor, within ten (10) days after Licensor makes written demand thereof, any past-due amount payable under this Agreement (including interest thereon) that is not the subject of a good faith dispute as to which Customer has given written notice to Licensor (in accordance with Section 9.1) explaining its position in reasonable detail.


          (b) Customer breaches, in any material respect, any of the provisions of Section 7 or Section 9.3.

          (c) Customer breaches any of its other obligations under this Agreement and does not cure the breach within thirty (30) days after Licensor gives written notice to Customer (in accordance with Section 9.1) describing the breach in reasonable detail.

          (d) Customer dissolves or liquidates or otherwise discontinues all or a significant part of its business operations.

     8.4 EXPIRATION OF TERM. Unless terminated earlier pursuant to Section 8.1 or 8.2 hereof, this Agreement shall automatically terminate at the end of twenty (20) years after the Acceptance Date.

     8.5 EFFECT OF TERMINATION. Upon a termination of this Agreement, whether under this Section 8 or otherwise, Customer shall discontinue all use of the Software and Documentation, Customer shall promptly return to Licensor all copies of the Software, the Documentation and any other Proprietary Items then in Customer's possession, and Customer shall give written notice to Licensor (in accordance with Section 9.1) certifying that all copies of the Software have been permanently deleted from its computers. Customers shall remain liable for all payments due to Licensor with respect to the period ending on the date of termination. The provisions of Sections 5, 6, (excluding 6.1) and 7 shall survive any termination of this Agreement, whether under this
            Section 8 or otherwise.

9.    OTHER PROVISIONS

      9.1 NOTICE. All notices, consents and other communications under or regarding this Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt, the third business day after being mailed by first class certified mail, or the first business day after being sent by a reputable overnight delivery service. Any notice may be given by facsimile, provided that a signed written original is sent by one of the preceding methods within twenty-four (24) hours thereafter. Customer's address for notices is stated on Schedule B. Licensor's address for notices is Revnet Systems, Inc., Attn: Stuart Obermann, CEO, 3304 Westmill Drive, Huntsville, Alabama 35805. Either party may change its address for notices by giving written notice of the new address to the other party in accordance with this Section 9.1.

      9.2 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

            (a) "affiliate" means, with respect to a specified person, any person which directly or indirectly controls, is controlled by, or is under common control with the specified person as of the date of this Agreement, for as long as such relationship remains in effect.

            (b) "copy" means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

            (c)    "including" means including but not limited to.

            (d) "person" means any individual, sole proprietorship, joint venture, partnership, corporation, company, firm, bank, association, cooperative, trust, estate, government, governmental agency, regulatory authority, or other entity of any nature.

      9.3 PARTIES IN INTEREST. The Agreement shall bind, benefit and be enforceable by and against Licensor and Customer and, to the extent permitted hereby, their respective successors and assigns. Customer shall not assign this Agreement or any of its rights hereunder, nor delegate any of its obligations hereunder, without Licensor's prior written consent. Licensor's consent shall not be unreasonably withheld in the case of a proposed assignment to a purchaser of a successor to substantially all of Customer's business, or to an affiliate of Customer, provided that the scope of the license granted hereunder does not change and Customer guarantees the obligations of the assignee. Any change in control of Customer, and any assignment by merger or otherwise by operation of law, shall constitute an assignment to this Agreement by Customer for purposes of this Section 9.3. If Licensor merges with another entity or sells substantially all of its business to another entity (the other entity being referred to as the "Acquiring Entity"), Licensor's rights and obligations assigned in this Agreement will transfer to the Acquiring Entity and Customer will be entitled to continue asserting its rights and obligations under this Agreement against the Acquiring Party.

9.4 RELATIONSHIP. The relationship between the parties created by this Agreement is that of independent contractors and not partners, joint ventures or agents.

9.5 ENTIRE UNDERSTANDING. This Agreement, which includes and incorporates the Schedules referred to herein, states the entire understanding between the parties with respect to its subject matter, and supersedes all prior proposals, marketing material, negotiations and other written or oral communications between the parties with respect to the subject matter of this Agreement. Any written, printed or other materials which Licensor provides to Customer that are not included in the Documentation are provided on an "as is" basis, without warranty, and solely as an accommodation to Customer.

9.6 MODIFICATION AND WAIVER. No modification of this Agreement, and no waiver of any breach of this Agreement, shall be effective unless in writing and signed by an authorized representative of the party against whom enforcement is sought. No waiver of any breach of this Agreement, and no course of dealing between the parties, shall be construed as a waiver of any subsequent breach of this Agreement.

9.7 SEVERABILITY. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the other provisions of this Agreement.

9.8 HEADINGS. Section headings are for convenience or reference only and shall not affect the interpretation of this Agreement.

9.9 JURISDICTION AND PROCESS. In any action relating to this Agreement, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Alabama, (b) each of the parties irrevocably waives the right to trial by jury, (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the party is to receive notice in accordance with Section, and (d) the prevailing party shall be entitled to recover its reasonable attorney's fees (including, if applicable, charges for in-house counsel), court costs and other legal expenses from the other party.

9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA EXCLUDING CHOICE OF LAW.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf on the 4th day of June 1999.

                                        REVNET SYSTEMS, INC.,
                                        an Alabama corporation
                                        "LICENSOR"

                                        By: [Signature Illegible]
                                            ------------------------------------

                                        Its: CEO
                                            ------------------------------------

???????

By:  [Signature Illegible]
     ------------------------------

Its: VP Marketing
     ------------------------------


                                        YESMAIL.COM,
                                        a Delaware corporation
                                        "CUSTOMER"

                                        By: [Signature Illegible]
                                            ------------------------------------

                                        Its: ???
                                             -----------------------------------

???????

By:  [Signature Illegible]
     ------------------------------

Its: VP
     ------------------------------

                                   SCHEDULE A
                         TO SOFTWARE LICENSE AGREEMENT
                           DATED AS OF MARCH 31, 1999

--------------------------------------------------------------------------------
                        SOFTWARE AND RELATED INFORMATION
--------------------------------------------------------------------------------

SOFTWARE: UnityMail, including UnityPost and API

DOCUMENTATION: To be delivered after completion of installation.

SPECIFIED
CONFIGURATION: n/a





--------------------------------------------

Customer's Name: Yesmail.com
                 ---------------------------